Exhibit 99.1

For Immediate Release:

Steinway Provides 2005 Preliminary Results and Business Outlook for 2006

WALTHAM, MA - January 11, 2006 - Steinway Musical Instruments, Inc. (NYSE: LVB), one of the world’s leading manufacturers of musical instruments, today announced that Dana Messina, Chief Executive Officer, will give a presentation at the CJS Securities Sixth Annual Investor Conference, which will be held in New York City on Thursday, January 12, 2006.  The presentation will include the following financial update and management’s outlook for 2006.

Preliminary results as compared to prior year:

•                  Q4 incoming band order increase of 20%

•                  Q4 band sales increase of 10 – 12%

•                  Q4 band gross margin improvement of 300 – 500 basis points

•                  2005 piano sales comparable with prior year

2006 Band Operations Outlook:

•                  Increase in production of professional instruments

•                  Increase in gross margins as a result of manufacturing improvements and sourcing strategy

2006 Piano Operations Outlook:

•                  Challenging environment in U.S. and Western Europe

•                  Opportunities for growth in Eastern Europe and China

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is one of the world’s leading manufacturers of musical instruments.  Its notable products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which represent the Company’s present expectations or beliefs concerning future events.  The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release.  These risk factors include the following: changes in general economic conditions; recent geopolitical events; increased competition; work stoppages and slowdowns; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new band instrument product and distribution strategies; ability of suppliers to meet demand; fluctuations in effective tax rates resulting from shifts in sources of income; and the ability to successfully integrate and operate acquired businesses.  Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.

Contact:

Julie A. Theriault

Telephone: 781-894-9770

E-mail: ir@steinwaymusical.com